UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021

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Esports Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-40334	85-3201309
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 South 7th Street, 3rd Floor, Las Vegas, NV 89101

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 481-1779

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	EBET	The NASDAQ Stock Market LLC

Item 7.01	Regulation FD Disclosure.

On May 18, 2021, Esports Technologies, Inc. (the “Company”), issued a press release to announce that it had announced a new marketing partnership with NBA star Jordan Clarkson of the Utah Jazz.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01	Other Events.

In connection with the announcement referenced in Item 7.01, the Company entered into a brand ambassador/influencer agreement with JClarkson Enterprises, LLC, for the services of Jordan Clarkson who shall serve as brand ambassador for Gogawi, Esports Games, and Browser Bets brands and/or related esports programming or events being promoted by Company for a period of one year. In connection with Mr. Clarkson’s services to the Company, the Company will pay Mr. Clarkson certain cash payments; shares of Company common stock (issuable pursuant to an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended), which shares are subject to a lock-up until January 15, 2022; and a fee equal to 17% of adjusted gross first time deposits made by introduced user-depositors on the Gogawi website.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

10.1	Press release dated May 18, 2021

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPORTS TECHNOLOGIES, INC.

Date: May 21, 2021	By:	/s/ Jim Purcell
Jim Purcell Chief Financial Officer